EXHIBIT 16.1 TO EARTHBLOCK TECHNOLOGIES, INC. FORM 8-K

Pollard-Kelley Auditing Services, Inc.
4500 Rockside Road, Suite 450
Independence, OH 44131
(330) 864-2265

November 27, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read Item 4.01(a) of Earthblock Technologies, Inc.'s Report on Form 8-K dated November 27, 2012, and agree with the statements made therein. We consent to the filing of this letter as Exhibit 16.1 to the Form 8-K.

Yours truly,

Malcolm L Pollard, CPA on behalf of

/S/
POLLARD-KELLEY AUDITING SERVICES, INC.
Independence, OH